Exhibit 99.1

NEWS RELEASE

CONTACTS:	Actavis:
Investors:
Lisa DeFrancesco
(862) 261-7152

Media:
Charlie Mayr
(862) 261-8030

David Belian
(862) 261-8141

Actavis Announces Planned Retirement of R. Todd Joyce

in Early 2015

DUBLIN, IRELAND – November 5, 2014 – Actavis plc (NYSE: ACT), a leading global specialty pharmaceutical company, today announced that Chief Financial Officer R. Todd Joyce will retire from Actavis in early 2015. To ensure a smooth transition, the Company said Mr. Joyce will continue as the Company’s CFO until a successor is named. Actavis has engaged a leading executive search firm to identify a successor.

“Although Todd and I have only worked together formally since July 1, we collaborated in the planning process from the announcement of the Forest acquisition last February through the July close, and we continue to work closely today as we come together as an integrated company generating strong financial performance,” said Brent Saunders, Actavis CEO and President. “Todd leaves our Company with an exceptionally sound financial foundation, strong momentum through the remainder of this year and 2015 and a top tier finance team dedicated to our continued growth and the creation of sustainable shareholder value. We wish him health and happiness in his retirement.”

“Todd has been an integral part of the executive leadership team that reshaped our Company from a U.S.-centric generic company into a truly global, specialty pharmaceutical leader,” said Paul Bisaro, Executive Chairman of the Board. “Through his leadership, Todd was pivotal in helping our Company develop financial strategies that supported our transformative growth. He was instrumental in executing initiatives that drove our ability to deliver consistent earnings and cash flow growth and sound fiscal management that supported our commitment to our investment grade rating. I am honored to have worked closely with him, and appreciate his dedication and counsel during the years that we have worked together.”

“Over the past 17 years I have had the unique opportunity to be part of the transformation of a truly extraordinary company, especially the last five years as CFO” said Mr. Joyce. “I am proud of the shareholder value that we have created as we consistently executed our business plans. Our strategic acquisitions and global expansion have added size, scale and diversification, and the Company is well positioned for the future. All of this has been accomplished while maintaining a conservative capital structure. I am also proud of the team of professionals that I helped to recruit and worked with, and I am confident they will continue to be exceptional stewards of our Company’s assets. I look forward to working with Brent and my colleagues on the executive leadership team to ensure a smooth transition.”

Mr. Joyce has served as Chief Financial Officer of the Company since October 2009. Mr. Joyce joined then Watson Pharmaceuticals in 1997 as Corporate Controller, and was named Vice President, Corporate Controller and Treasurer in 2001.

About Actavis

Actavis plc (NYSE:ACT), headquartered in Dublin, Ireland, is a unique specialty pharmaceutical company focused on developing, manufacturing and commercializing high quality affordable generic and innovative branded pharmaceutical products for patients around the world.

Actavis markets a broad portfolio of branded and generic pharmaceuticals and develops innovative medicines for patients suffering from diseases principally in the central nervous system, gastroenterology, women’s health, urology, cardiovascular, respiratory and anti-infective therapeutic categories. The company is an industry leader in product research and development, with one of the broadest brand development pipelines in the pharmaceutical industry, and a leading position in the submission of generic product applications. Actavis has commercial operations in more than 60 countries and operates more than 30 manufacturing and distribution facilities around the world.

For more information, visit Actavis’ website at www.actavis.com.

Actavis Forward-Looking Statement

Statements contained in this communication that refer to Actavis’ estimated or anticipated future results, including estimated synergies, or other non-historical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this communication. Actual results may differ materially from Actavis’ current expectations depending upon a number of factors affecting Actavis’ business. These factors include, among others, the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; market acceptance of and continued demand for Actavis’ products; difficulties or delays in manufacturing; and such other risks and uncertainties detailed in Actavis’ periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis plc’s Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and from time to time in Actavis’ other investor communications. Except as expressly required by law, Actavis disclaims any intent or obligation to update or revise these forward-looking statements.